SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 28, 2005

CNH WHOLESALE RECEIVABLES LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	333-107999	20-0214383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Saunders Road, Lake Forest, Illinois		60045
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code (847) 735-9200

(Former Name or Former Address, if Changed Since Last Report)

Item 8.01.  Other Events

Attached is a definitive legality and tax opinion relating to the issuance of $750,000,000 aggregate principal amount of asset-backed notes by CNH Wholesale Master Note Trust, Series 2005-1.  For both opinions, see Exhibits 5 and 8(a).

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 5—Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality

Exhibit 8(a)—Opinion of Mayer, Brown, Rowe & Maw LLP with respect to certain income tax matters (included as part of Exhibit 5)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH WHOLESALE RECEIVABLES LLC (Registrant)

Dated: June 28, 2005	By:	/s/ Brian O’Keane
Brian O’Keane Assistant Treasurer

EXHIBIT INDEX

Exhibit 5—Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality

Exhibit 8(a)—Opinion of Mayer, Brown, Rowe & Maw LLP with respect to certain income tax matters (included as part of Exhibit 5)